                                  EXHIBIT 10.94

                                (EZCORP(R) LOGO)

                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN

                           EFFECTIVE DECEMBER 1, 2005

I.   PURPOSE OF PLAN AND PARTICIPANT'S ACCEPTANCE OF TERMS

This Plan's purpose is to enhance the Company's ability to attract and retain key executives by providing a supplemental retirement saving plan. Any employee who is selected to participate in this Plan and who receives a copy of this Plan will be deemed to have accepted all of the Plan's terms and conditions.

II.  STATUS OF PLAN UNDER INTERNAL REVENUE CODE AND ERISA

     A.   INTERNAL REVENUE CODE

          The Plan is not intended to meet the requirements contained in Section 401(a) of the Code for being a tax-qualified plan and therefore is intended to be a nonqualified deferred compensation plan for federal income tax purposes.

     B.   ERISA

          The Plan is intended to be an unfunded plan of deferred compensation for a select group of management or highly compensated employees of the Company and therefore is intended to be covered generally by Title I of ERISA, but not by Parts 2, 3, or 4 of Title I of ERISA.

III. PARTICIPATION

     A.   ELIGIBILITY TO PARTICIPATE

          (1) The Company will, in its complete discretion, select the individuals who are eligible to participate and no position or job title will guarantee eligibility in the Plan.

          (2) The Company may decide, in its complete discretion, that an individual who was previously designated as an Eligible Participant will no longer be eligible for future participation and SERP Awards.

          (3) The Plan Administrator will maintain the list of individuals comprising the group of Eligible Participants and those individuals eligible as of the Plan's Initial Effective Date. This list may, but need not, be updated by the Plan Administrator from time to time by adding to it the names of any additional individuals whom the Company selects to be Eligible Participants, and by deleting from it any individuals whom the Company decides will no longer be Eligible Participants for future participation and SERP Awards.

          (4) If the Company decides that an individual who previously was an Eligible Participant and who deferred compensation under the Plan will no longer be eligible, then the former Eligible Participant will cease to be eligible to defer additional compensation under the Plan as of the effective date selected by the Company for the individual's ceasing to be eligible, even if the former Eligible Participant made an election to defer such compensation while he or she was still an Eligible Participant. The former Eligible Participant will nevertheless remain a participant with respect to any deferrals made prior to the date he or she became ineligible until his or her Account has been completely paid to him or her under the Plan's provisions dealing with payments to Participants.

          (5) The Plan Administrator will notify each individual in writing who is selected to be an Eligible Participant or who ceases to be an Eligible Participant of his or her status with respect to the Plan.

     B.   SERP AWARDS

          (1) Each year, the Company will select Eligible Participants in the Plan for the following calendar year. Along with their selection, the Company will determine, at its sole discretion, an amount of SERP Award that will be credited to each Eligible Participant's Plan account for the Plan's following calendar year.

          (2) An Eligible Participant may not elect to receive any portion of his or her SERP Award in cash at the time of the SERP Award. All SERP Awards shall be deferred in accordance with the Plan's provisions.

          (3) The SERP Award for each Eligible Participant for each year will have a vesting schedule that will be determined by the Plan Administrator for that Eligible Participant.

IV.  CREDITING OF ACCOUNTS

     A.   DATE OF AWARD

          The SERP Award will be credited to the Participant's SERP Account as of the Plan Award Date, which will be determined by the Company.

     B.   INVESTMENT RESULTS CREDITS

          (1) The SERP Award will be treated as having been credited to an account for each participant. The type of account and the rules for investments will be determined by the Company in its sole discretion.

          (2) The proceeds of the individual SERP Accounts will remain the property of the Company until such time as the participant has met the vesting requirements and satisfied the rules for withdrawal.

          (3) Subject to such limitations as may from time to time be imposed by the Company or set forth elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Company or a third-party record-keeper working for the Company, each Participant may communicate to the Company or to the Plan's third-party administrator, as the case may be, directions as to how the total amount credited to his or her Account should be treated as being invested among any investment alternatives offered under the Plan. Notwithstanding such directions, neither the Company, the Trustee, the Plan's third-party record-keeper, or any other person is under any obligation actually to invest any amounts according to the Participant's directions.

          (4) Neither the Company, the Trustee, the third-party record-keeper, or any other person is liable for any reductions in the value of a Participant's Account because of its Investment Results.

     C.   ACCOUNTS ONLY NOTIONAL

          Except to the extent, and then subject to the limitations and conditions, of any Rabbi Trust, Accounts are only records of the Company's monetary obligations to Participants and Beneficiaries. The Company need not set aside assets to fund the Accounts. The Plan does not own or have any special claim to any funds or other assets. Payment of benefits to Participants and Beneficiaries depends on the Company's having the financial ability to make such payments as they come due, on a pay-as-you-go basis. In the event of the Company's bankruptcy, the rights of Participants and Beneficiaries to receive payments under the Plan are only the rights of general unsecured creditors of the Company.

     D.   ACCOUNT STATEMENTS

          As soon as administratively feasible after the end of each calendar year, the Company will provide each Participant with a statement showing the total amount credited to the Participant's Account as of the end of the calendar year most recently ended and such additional information as the Company may, in its discretion, determine to provide, which may vary from year to year. The Company may, in its discretion, provide additional account statements to one or more Participants, containing any information that the Company, in its discretion, decides to include, on either an ad hoc or a regular basis.

V.   PAYMENT OF ACCOUNT BALANCE

     A.   GENERAL RULES FOR PAYMENT OF AMOUNTS ATTRIBUTABLE TO SERP ACCOUNTS

          Unless an event occurs that causes payment to be made earlier under another provision of the Plan, the vested portion of a Participant's SERP Account will be paid to the Participant (or his/her Beneficiary) in a single payment at the earliest of the following:

          (1)  The Participant dies or is Disabled.

          (2) The Participant terminates his/her employment with the Company; provided, however, that as long as the Company's stock is publicly traded, then, in the case of any Participant who is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations thereunder, payment will not be made until the earlier of the date six months after the Participant terminates employment or the date of the Participant's death.

          (3) Upon a termination of the Plan occurring within 12 months of a Change of Control Event.

     B.   WITHDRAWALS FOR UNFORESEEABLE EMERGENCY

          (1) The Company may, upon a Participant's or Beneficiary's written application, pay to the Participant or Beneficiary all or any portion of the Participant's "vested" SERP Account if the Company determines that the Participant or Beneficiary is experiencing an Unforeseeable Emergency.

          (2) The amounts distributed with respect to an Unforeseeable Emergency shall not exceed the amounts as determined under Treasury regulations or other applicable regulatory guidance, necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship resulting from the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     C.   MEDIUM OF PAYMENT

          All payments to Participants and Beneficiaries are made in a single cash Payment equal to the total value of the vested portion of the Participant's SERP Account.

     D.   LACK OF CAPACITY

          If in the Company's opinion a Participant or Beneficiary would for any reason be unable to handle properly any amount payable to him or her under the Plan, then the Company may make any arrangement that it determines may be appropriate for the distribution of such amount, including (without limitation) distribution to a guardian, conservator, spouse, or other relative of the Participant or Beneficiary.

VI.  VESTING OF ACCOUNTS

     A.   VESTING OF COMPANY CONTRIBUTIONS

          (1) If an Eligible Participant is not already 100% vested in his or her SERP Account then he or she will become 100% vested in his or her entire SERP Account if, and as soon as, any of the following occurs:

               (a) The Participant attains his or her Normal Retirement Age without having separated from the Company's service;

               (b)  The Participant's Disability or death;

               (c)  The Plan is terminated following a Change of Control Event.

          (2) Except as provided above with respect to attainment of Normal Retirement Age, Disability, or Death, vesting is determined separately for each portion of the Participant's Account attributable to each separate SERP Award, based on the Award Date for the SERP Award to which such portion of the Participant's Account is attributable and the following schedule:

     Full year completed after the Award Date with
respect to which each individual SERP Award is credited   Vested percentage
-------------------------------------------------------   -----------------
Less than 1                                                        0%
1 but less than 2                                                 33%
2 but less than 3                                                 66%
3 or more                                                        100%

     B.   FORFEITURES ON SEPARATION FROM SERVICE

          Any portion of a Participant's SERP Account that is not vested when the Participant separates from the Company's service, except if the separation is after attainment of Normal Retirement Age, or on account of Disability or death, is forfeited when he or she separates from the Company's service.

     C.   FORFEITURE FOR TERMINATION FOR CAUSE

          Notwithstanding any other provision of this Plan, any Participant whose employment by the Company is terminated by the Company for Cause will forfeit at the time of his or her termination all of his or her SERP Account, regardless of his or her vested percentages in the portions of such Account attributable to particular SERP Awards.

VII. BENEFICIARIES

     A.   ENTITLEMENT OF BENEFICIARIES

          Vested amounts credited to a Participant's SERP Account at the time of his or her death will generally become the property of his or her Beneficiaries.

     B.   DESIGNATION OF BENEFICIARIES

          Unless another writing is accepted for this purpose by the Plan Administrator, the writing used by a Participant to instruct the Company as to the identity of the Participant's Beneficiary or Beneficiaries will be a Beneficiary Designation Form in the form of Appendix A.

     C.   DEFAULT BENEFICIARIES

          If at the time of the Participant's death no valid Beneficiary Designation Form is on file for the Participant, then his or her Beneficiary will be his or her surviving spouse, or, if he or she has no surviving spouse, his or her issue by right of representation. For the purposes of determining a Participant's Beneficiary or Beneficiaries under this Plan, the term "issue" includes adopted children, but does not include stepchildren, unless adopted.

     D.   SPOUSAL RIGHTS

          Notwithstanding any other provision of this Plan, no amount that, due to the application of any community or other marital property law, constitutes the property of a surviving or former spouse of a Participant, or of any person claiming ownership of such amount through a surviving or former spouse, will belong or be paid to any person other than such surviving or former spouse, such surviving or former spouse's estate, or such person claiming ownership of such amount through a surviving or former spouse, without either (1) the written consent of such surviving or former spouse, of the executor or administrator of such surviving or former spouse's estate, or of such person claiming ownership of such amount through a surviving or former spouse, or (2) a judicial or other resolution satisfactory to the Company of such surviving or former spouse's, such estate's, or such person's rights to such amount. Before making payment under this Plan to or on behalf of any Beneficiary, the Company may require that the potential recipient of the payment provide proof that the payment is in accordance with the Plan, and will not subject the Plan to the risk of double payment.

VIII. NO PLAN ASSETS

          The Company has no obligation to acquire any particular asset or assets in connection with the investment choices made by Participants or Beneficiaries for their SERP Accounts. Neither the Plan nor any Participant or Beneficiary has any right, title, or interest to or in any investments of whatever nature that the Company may choose to acquire to match, hedge, or offset its liabilities under the Plan, except to the extent, and then subject to the limitations and conditions of, any Rabbi Trust established by the Company to hold such assets. The Company is not obligated to establish a Rabbi Trust for the Plan.

IX.  TAXES

     A.   EMPLOYEE PAYROLL TAXES BORNE BY PARTICIPANT OR BENEFICIARY

          Before crediting any amount to a SERP Account, permitting any amount to become vested under the Plan, or paying any amount otherwise due under the Plan, the Company will reduce the gross amount to be credited, vested, or paid, and/or reduce any other amount(s) owed by the Company to the Participant or Beneficiary, as the Company may, in its complete discretion, determine, by the total amount of all Employee Payroll Taxes imposed by law with respect to the amount to be credited, vested, or paid.

     B.   NO GUARANTY OF FAVORABLE TAX TREATMENT

          Although the Company may inform Participants and Beneficiaries of what it believes to be the Plan's federal and state tax consequences to them, the Company does not guarantee any particular federal or state tax consequences of Plan participation. Each Participant and Beneficiary must rely on his or her own acumen or his or her own personal tax and financial adviser(s) as to the advisability of the choices he or she makes with respect to the Plan, and as to the federal and state tax consequences of Plan participation.

X.   PLAN ADMINISTRATION

     A.   COMPANY

          The Company has the sole authority, responsibility, and discretion to interpret and apply the Plan's provisions and will adopt such rules and regulations with respect to the Plan as it may deem necessary or appropriate. The Company's decisions with respect to the Plan are final and binding on all parties who have or claim to have any interest in the Plan. Any copy of this Plan distributed to an individual Participant may have information about the participation of other Participants removed for confidentiality purposes.

     B.   ELECTIONS AND NOTICES

          (1) All elections and notices intended by an Eligible Participant, a Beneficiary, or any other Claimant to be given to the Company, will be in writing and either personally delivered or mailed by U.S. First Class mail to the Company at its main offices at 1901 Capital Parkway, Austin, Texas 78746, Attention: Human Resources Compensation and Benefits Manager.

          (2) Any notice intended to be given by the Company to an Eligible Participant, a Beneficiary, or a Claimant will be given to the Eligible Participant, Beneficiary, or Claimant by U.S. First Class mail, addressed to the home address for the Eligible Participant, Beneficiary, or Claimant that may be found in the Company's personnel records, or, if the Eligible Participant, Beneficiary, or Claimant is in the Company's current employment and available to receive notice by personal delivery on the Company's premises, by personal delivery on the Company's premises.

XI.  PROCEDURE FOR REVIEW OF DENIAL OF BENEFITS

          (1) The Company will generally determine Participants' and Beneficiaries' rights to payment under the Plan, will cause payments that are due to be made under the Plan to any Participant or Beneficiary to be made to the right person at the right time, and will determine all other matters under the Plan without Participants' or Beneficiaries' having to apply for any determination or payment. However, any Claimant may make an application for Plan benefits, and should a Claimant make such an application, then the Company will determine the Claimant's rights to Plan benefits.

          (2) If the Company wholly or partially denies a claim for benefits, the Company will provide the Claimant with a notice of the denial that sets forth the specific reason(s) for the denial, specific references to the Plan provisions on which the denial is based, a description of any additional material or information that may be needed from the Claimant or any other person in order to perfect the claim, and information as to the steps to be taken if the Claimant wishes to appeal the denial. The notice of denial will be given within a reasonable time, but not later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If an extension of time is required, written notice will be furnished to the Claimant within 90 days of the date the claim was filed, stating the special circumstances requiring the extension and the date by which a decision on the claim can be expected, which date will be no more than 180 days from the date the claim was filed. If no notice of denial is provided by the deadline for providing the notice, then the claim will be deemed to have been denied and the Claimant may appeal the denial.

          (3) A Claimant may appeal a denied claim to the Company, with or without the aid of an attorney or other representative, and, in connection with the appeal, may review pertinent documents and submit issues and comments in writing. Any appeal must be made within 60 days of the date the Claimant receives notification of the denied claim or, in the case of the claimed existence of new evidence that the Claimant wishes to bring to the Company's attention that both (i) was unknown to and not reasonably discoverable by the Claimant before the time the initial claim or an earlier appeal of the initial claim was denied and (ii) bears significantly on the merits of the claim, within 60 days of the date of the Claimant's discovery of such new evidence. If a Claimant bases an appeal in whole or in part on the existence of new evidence, the Company may in its discretion require that the Claimant make a new claim for benefits.

          (4) On receipt of an appeal from a decision of the Company, the Company will, within a reasonable time, but not later than 60 days after receiving the appeal, unless special circumstances require an extension of time for processing the appeal, provide written notification of its decision to the Claimant, stating the specific reasons and referencing specific Plan provisions on which its decision is based. If an extension is required, the Company will notify the Claimant of the special circumstances and of a date no later than 120 days after the date the appeal was made when the Company will notify the Claimant of its decision.

XII. MISCELLANEOUS

     A.   NO GUARANTEE OF EMPLOYMENT

          Nothing contained in the Plan, and no action taken under it, may be construed as a contract of employment or as giving any Participant right to be retained in the Company's employment. All Participants' employment with the Company is "At Will" unless specifically provided otherwise in writing in an agreement between the Company and the Participant.

     B.   NO ANTICIPATION OR ASSIGNMENT

          A Participant's or Beneficiary's rights to any payment under the Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant's or Beneficiary's creditors.

     C.   APPLICABLE LAW

          It is intended that this Plan be governed by ERISA and, to the extent, if any, that any state's laws may apply to the Plan, by the laws of the State of Texas.

     D.   SEVERABILITY

          If any provisions of the Plan are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue to be effective to the maximum possible extent.

     E.   ENUMERATIONS AND HEADINGS

          The enumeration and headings in this Plan are merely for convenience of reference. They are not intended to have substantive significance.

XIII. PLAN AMENDMENT, MERGER, OR TERMINATION

          (1) The Company may amend or terminate the Plan in its complete discretion at any time. Termination of the Plan is discretionary with the Company even after a Change of Control Event. Any amendment or Plan termination will be effective only prospectively, and may not adversely affect the rights of any Participant or Beneficiary to any benefit previously accrued under the Plan. For the purpose of interpreting the preceding sentence, any amendment that does not (1) reduce the vested amount credited to a SERP Account as of the date immediately before the date when the amendment becomes effective or is adopted, whichever occurs later, or (2) reduce the rate of Investment Results or interest to be credited, or that can reasonably be expected to be credited, to the SERP Account after the date when the amendment becomes effective or is adopted, whichever occurs later, to a rate that can be demonstrated by clear and convincing evidence is unreasonably low when compared with the rate that could be earned by a Participant on a non-Plan investment with similar risk and tax consequences, will be deemed not to have adversely affected the Participant's or Beneficiary's rights with respect to amounts previously earned under the Plan.

          (2) If the Company terminates the Plan, a Participant's SERP Account will nevertheless not be distributed to the Participant or his or her Beneficiary until the Participant's termination of employment, death, or disability; provided, however, that the Company may distribute SERP Accounts in connection with a Plan termination that occurs within 12 months after a Change of Control Event, but only to the extent that the Company determines that such distribution will not cause amounts deferred under the Plan to become subject to the additional taxes imposed by IRC
               Section 409A.

          (3) The Company may merge or consolidate the Plan or any part of the Plan with any other nonqualified deferred compensation plan of the Company.

XIV. DEFINITIONS

          For purposes of the Plan, the following terms will have the following meanings:

          A. "AWARD DATE" means the date established by the Company as the date as of which the Company grants a SERP Award to a Participant.

          B. "BENEFICIARY" means a person entitled to all or a portion of Participant's Account after the Participant's death.

          C. "CAUSE" means: (i) the Participant's conviction of, pleading no contest to, or being placed on deferred adjudication for a felony or misdemeanor that adversely affects the Participant's or Employer's reputation in the community; (ii) the Participant's conviction of any felony; (iii) any material act of dishonesty by the Participant toward or involving the Employer; (iv) the Participant's continued or repeated intentional or negligent failure to perform all of his or her material job responsibilities to the satisfaction of the Company's Chief Executive Officer or his designee after having been given written notice of the deficiency and ninety (90) days in which to cure the failure; or (v) any material failure by the Participant to comply with the Employer's material written policies that results in material harm to the Employer.

          D. "CHANGE OF CONTROL EVENT" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, but only to the extent provided by the Secretary of the Treasury under IRC
               Section 409A(2)(v).

          E. "CLAIMANT" means a Participant or Beneficiary, or any other person, who claims Plan benefits.

          F.   "CODE" means the Internal Revenue Code of 1986, as amended.

          G. "COMPANY" means EZCORP, Inc., its direct and indirect subsidiaries and affiliates.

          H. "DISABILITY" means the condition of a Participant who: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

          I. "ELIGIBLE PARTICIPANT" means a key employee of the Company selected by the Company to be eligible to participate in the Plan.

          J. "EMPLOYEE PAYROLL TAXES" means Federal Insurance Contributions Act ("FICA") taxes and/or any other taxes (including, but not by way of limitation, federal or state income tax withholding on wages, deferred compensation, disability benefits, death benefits, or similar amounts, and including any such taxes enacted after the Initial Effective Date), but only to the extent that such taxes are imposed on the Participant, Beneficiary, or other payee, as the case may be, and not on the Company.

          K.   "EMPLOYER" means EZCORP, its subsidiaries and affiliates.

          L. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          M. "INITIAL EFFECTIVE DATE" means the date on or around October 1, 2005, when the Company implements the Plan.

          N. "INTEREST" means the amounts calculated as interest on SERP Awards or any accrued investments.

          O. "INVESTMENT RESULTS" means the net increase or decrease in value of an Account attributable to changes in the value of, and reported investment income with respect to the Account.

          P. "NORMAL RETIREMENT" means the Eligible Participant has reached his/her 60th birthday and has a minimum of five years service with the Company.

          Q. "NORMAL RETIREMENT DATE" means the date when an Eligible Participant satisfies all of the criteria for Normal Retirement.

          R. "PARTICIPANT" means an Eligible Participant or former Eligible Participant with an Account under the Plan.

          S.   "PLAN" means the EZCORP SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

          T. "PLAN ADMINISTRATOR" means the Company, acting through its officers, managers, and other employees who are assigned or who lawfully assume Plan Administrator tasks.

          U. "RABBI TRUST" means a grantor trust established by the Company to which the Company makes contributions, and from which the Company intends that all or a portion of the Plan's benefits be paid. A Rabbi Trust will generally provide that except in the case of the Company's bankruptcy or other insolvency, the Company has no right to withdraw assets from the Rabbi Trust or to require the trustee of the Rabbi Trust to stop payments to a Participant or Beneficiary. However, in the event of the Company's bankruptcy or other insolvency, the trustee will stop any payments from the Rabbi Trust to Participants or Beneficiaries and will hold the assets of the Rabbi Trust for benefit of the Company's creditors, including Participants and Beneficiaries owed amounts under the Plan, but also including all other general unsecured creditors of the Company.

          V "SERP ACCOUNT" means the account that the Company sets up to keep track of each individual's accrued SERP Awards and Investment Results.

          W. "SERP AWARD" means the amount the Company contributes to an Eligible Participants SERP Account.

          X. "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                                      * * *

Executed on November 28, 2005 and effective as of December 1, 2005 in Austin, Texas.

                                        EZCORP, INC.


                                        By
                                           -------------------------------------
                                           Joseph L. Rotunda, President & CEO

                                   APPENDIX A

                                      * * *

                          BENEFICIARY DESIGNATION FORM

NOTE CONCERNING WHETHER YOU NEED TO DESIGNATE A BENEFICIARY OR BENEFICIARIES: If you do not designate a beneficiary or beneficiaries for your Account under the EZCORP SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (your "Account" under the "Plan"), using either this Beneficiary Designation Form or a writing accepted by the Plan Administrator as a substitute for this Beneficiary Designation Form, then in the event of your death before receiving your Account under the Plan, your Account would be paid to your surviving spouse, or, if you had no surviving spouse, to your issue by right of representation. If this "default" provision matches how you want your Account paid in the event of your death, you may not need to designate a beneficiary or beneficiaries. (Note: The term "children" means both natural and legally adopted children, but excludes stepchildren unless also adopted. "By right of representation" means, generally, that if one of your children did not survive you, but he or she had his or her own surviving children, then those children - your grandchildren - would share equally among each other the amount that would have passed to your deceased child, if he or she had survived you.)

NOTE CONCERNING MARITAL PROPERTY RIGHTS: Notwithstanding the above, and notwithstanding any designation that you may make in your Beneficiary Designation Form, in no event will any portion of your Account that constitutes the property of your spouse or former spouse, or of a person entitled to all or a portion of your Account through a spouse or former spouse, due to the application of any community or other marital property law, be paid to any person other than such spouse or former spouse, or such person, without either the consent of the spouse or former spouse, or of such person, or a judicial or other resolution of such spouse's or former spouse's, or such person's, rights satisfactory to the Company. If any portion of your Account constitutes community or other marital property, and you and your spouse or former spouse, or a person claiming to be entitled to all or a portion of such portion of your Account through your spouse or former spouse, want to designate a person other than your spouse or former spouse, or such person claiming through your spouse or former spouse, as the beneficiary for such portion of your Account, you should consult your attorney and have him or her prepare the necessary documents to accomplish the relinquishment by your spouse or former spouse, or by the person claiming through your spouse or former spouse, of your spouse's or former spouse's, or such person's, interest in your Account.

NOTE CONCERNING DESIGNATING A BENEFICIARY OR BENEFICIARIES: A primary beneficiary must survive you in order to receive any share of your Account. If a person named in this Beneficiary Designation Form as a primary beneficiary does not survive you, the share of your Account that would otherwise have gone to that non-surviving primary beneficiary will instead pass to the alternate beneficiary that you designate for that primary beneficiary. Correspondingly, a person designated by you as an alternate beneficiary will receive a share of your Account only if the person designated by you as the primary beneficiary does not survive you.

NOTE CONCERNING CHANGES IN MARITAL STATUS: Because any change in your marital status may affect your designation of beneficiaries, you may wish to consult with an attorney about this Beneficiary Designation Form as soon as possible after any change in your marital status. Additionally, if you name an individual as your Beneficiary who at the time you name him or her is your spouse, and later you divorce him or her, your Beneficiary Designation naming such individual as your Beneficiary is automatically revoked as of the date of the divorce.

                          BENEFICIARY DESIGNATION FORM

TO BE COMPLETED BY PARTICIPANT:

I certify under penalties of perjury that my name is _______________________, that my social security number is __________________________, and that I am (check one) [ ] married [ ] not married. I hereby designate the following persons as my beneficiaries to receive the following percentages of my Account in the EZCORP SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN in the case of my death. Check only one or the other of the two boxes below and otherwise complete as appropriate:

EITHER:

     [ ] 100% to the spouse to whom I am married at the time of my death. If my spouse does not survive me, payment is to be made to my issue (i.e., my children, grandchildren, etc.) by right of representation. (Note:
          The term "children" means both natural and legally adopted children, but excludes stepchildren unless also adopted. "By right of representation" means, generally, that if one of your children did not survive you, but he or she had his or her own surviving children, then those children - your grandchildren - would share equally among each other the amount that would have passed to your deceased child, if he or she had survived you.)

     Note: If you selected the preceding choice, then skip to the bottom of this Beneficiary Designation Form and sign and date it.

OR:

     [ ]  To the persons indicated below:

          - Primary beneficiary #1 for ____% (include identifying information, such as relationship, address, etc.):
                                                                  --------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               - Alternate beneficiary for primary beneficiary #1 (include identifying information, such as relationship, address, etc.):
                           -----------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

               - Primary beneficiary #2 for _____% (include identifying information, such as relationship, address, etc.):
                                                                       ---------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    - Alternate beneficiary for primary beneficiary #2 (include identifying information, such as relationship, address, etc.):
                                         ---------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------


Dated:                      200
       --------------------    --       ----------------------------------------
                                                 Participant's signature